Exhibit 10.1

Execution Version

First Amendment to Credit Agreement

This First Amendment to Credit Agreement (this “First Amendment”), dated as of June 18, 2020 (the “First Amendment Effective Date”), is among Bonanza Creek Energy, Inc., a Delaware corporation (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Credit Parties”); each of the Lenders that is a signatory hereto; and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Recitals

A.      The Borrower, the Administrative Agent, the Lenders and the Issuing Banks are parties to that certain Credit Agreement dated as of December 7, 2018 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B.       The parties hereto desire to enter into this First Amendment to, among other things, (i) amend the Credit Agreement as set forth in Section 2 hereof, (ii) evidence the decrease of the Borrowing Base from $375,000,000 to $260,000,000 as set forth in Section 3.1 hereof and (iii) evidence the decrease of the Elected Loan Limit from $350,000,000 to $260,000,000 as set forth in Section 3.2 hereof, in each case, as set forth herein and to be effective as of the First Amendment Effective Date.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                   Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all section references in this First Amendment refer to the Credit Agreement.

Section 2.                  Amendments. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended effective as of the First Amendment Effective Date, in the manner provided in this Section 2.

2.1      Additional Definitions. Section 1.02 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

   “BHC Act Affiliate” means, as to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Consolidated Cash Balance” means the aggregate amount of (a) cash, (b) cash equivalents and (c) any other marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (either directly or indirectly), credited to the account of or that would otherwise be required to be reflected as an asset on the balance sheet of the Borrower or any other Credit Party; provided that the Consolidated Cash Balance shall exclude (i) any cash or cash equivalents for which the Borrower or any other Credit Party have issued checks or initiated wires or ACH transfers in order to utilize such cash or cash equivalents, (ii) cash or cash equivalents in an amount not to exceed $5,000,000 in the aggregate for which the Borrower or any other Credit Party in their respective good faith discretion, will issue checks or initiate wires or ACH transfers within five (5) Business Days in order to utilize such cash or cash equivalents, (iii) any cash or cash equivalents set aside to pay royalty obligations, working interest obligations, production payments and severance taxes of the Borrower or any other Credit Party then due and owing to third parties and for which the Borrower or such other Credit Party has issued checks or has initiated wires or ACH transfers (or, in their respective good faith discretion, will issue checks or initiate wires or ACH transfers within five (5) Business Days in order to make such payments), (iv) any cash or cash equivalents set aside to pay (1) payroll, (2) payroll taxes, (3) other taxes, (4) employee wage and benefit payments, and (5) trust and fiduciary obligations, of the Borrower or any other Credit Party then due and owing (or, in their respective good faith discretion, will become due and owing within five (5) Business Days), and (v) any cash or cash equivalents of the Borrower or any other Credit Party constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party that is not an Affiliate of the Borrower or any Credit Party containing customary provisions regarding the payment and refunding of such deposits and otherwise permitted under this Agreement.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b)

“Covered Party” has the meaning given to such term in Section 12.21.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“First Amendment” means that certain First Amendment to Credit Agreement dated as of June 18, 2020, among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning given to such term in Section 12.21.

“Supported QFC” has the meaning given to such term in Section 12.21.

“U.S. Special Resolution Regimes” has the meaning given to such term in Section 12.21.

2.2          Amended Definition. The following definition contained in Section 1.02 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

“Loan Documents” means this Agreement, the First Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments, the Guarantee Agreement and the Proposal Letter.

2.3          Amendment to Section 3.03 of the Credit Agreement. Section 3.03 of the Credit Agreement is hereby amended by adding a new clause (e) thereto immediately following the existing clause (d) therein to read in full as follows:

(e)        Additional Mandatory Prepayments—Application in Connection with Consolidated Cash Balance. If, at the end of the first Business Day of any week, the Consolidated Cash Balance exceeds $35,000,000, then the Borrower shall, on the next Business Day, prepay the Revolving Credit Borrowings in an aggregate principal amount equal to such excess. Each prepayment of Revolving Credit Borrowings pursuant to this Section 3.03(e) shall be applied in the same manner as set forth in Section 3.03(c)(iv) and shall be accompanied by accrued interest on the amount prepaid to the extent required by Section 3.02.

2.4          Amendment to Section 6.02(a) of the Credit Agreement. Section 6.02(a) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(a)       At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (i) no Default or Borrowing Base Deficiency shall have occurred and be continuing and (ii) the Consolidated Cash Balance shall not exceed the greater of (A) $35,000,000 or (B) expenditures in respect of the oil and gas properties of the Borrower permitted hereunder in the ordinary course of business as agreed to by the Administrative Agent at the time of such credit event and subject to the Administrative Agent receiving prior written notice of such request on or prior to the date of delivery of the applicable Revolving Credit Borrowing Request in accordance with Section 2.03 or request for a Letter of Credit in accordance with Section 2.07(b).

2.5          Amendment to Section 9.01(b) of the Credit Agreement. Section 9.01(b) of the Credit Agreement is hereby amended by replacing the reference to “4.0” appearing therein with a reference to “3.5”.

2.6         Amendment to Section 9.04(d)(ii)(A) of the Credit Agreement. Section 9.04(d)(ii)(A) of the Credit Agreement is hereby amended by replacing the reference to “3.25” appearing therein with a reference to “2.75”.

2.7         Amendment to Section 9.05(k)(ii)(A) of the Credit Agreement. Section 9.05(k)(ii)(A) of the Credit Agreement is hereby amended by replacing the reference to “3.25” appearing therein with a reference to “2.75”.

2.8         Amendment to Section 9.15(b)(iii)(C) of the Credit Agreement. Section 9.15(b)(iii)(C) of the Credit Agreement is hereby amended by replacing the reference to “3.25” appearing therein with a reference to “2.75”.

2.9          Amendment to Article XII of the Credit Agreement. Article XII of the Credit Agreement is hereby by amended by adding a new Section 12.21 immediately following Section 12.20 of the Credit Agreement, which new Section 12.21 shall read in full as follows:

Section 12.21           Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

2.10         Replacement of Schedule 1.1. Schedule 1.1 to the Credit Agreement is hereby replaced in its entirety with Schedule 1.1 hereto and Schedule 1.1 hereto shall be deemed to be attached as Schedule 1.1 to the Credit Agreement.

Section 3.                    Borrowing Base and Election of Elected Loan Limit.

3.1           Borrowing Base. The Administrative Agent and the Lenders party hereto hereby agree that, effective as of the First Amendment Effective Date, the Borrowing Base is hereby reduced from $375,000,000 to $260,000,000, and the Borrowing Base shall remain at $260,000,000 until the next Scheduled Redetermination, Interim Redetermination or other adjustment of the Borrowing Base thereafter, whichever occurs first pursuant to the terms of the Credit Agreement. The Borrower and the Lenders acknowledge that the redetermination of the Borrowing Base provided for in this Section 3.1 shall constitute the Scheduled Redetermination of the Borrowing Base scheduled to occur on or about May 1, 2020 for purposes of Section 2.06 of the Credit Agreement. This First Amendment constitutes a New Borrowing Base Notice delivered pursuant to Section 2.06(d) of the Credit Agreement with respect to the Borrowing Base decrease provided for in this Section 3.1.

3.2           Election of Elected Loan Limit. In connection with the Borrowing Base decrease provided for in Section 3.1 hereof, this First Amendment constitutes the Borrower’s election for the Elected Loan Limit to equal $260,000,000. Contemporaneously with the effectiveness of the Borrowing Base decrease pursuant to Section 3.1 hereof, the parties agree that the Elected Loan Limit shall be $260,000,000 until subsequently decreased or increased pursuant to Section 2.01(b) of the Credit Agreement.

Section 4.                    Conditions Precedent. The effectiveness of this First Amendment is subject to the following:

4.1           Counterparts. The Administrative Agent shall have received counterparts of this First Amendment from the Credit Parties and the Lenders constituting the Required Lenders.

4.2           Fees. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date.

4.3           Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

Section 5.                    Miscellaneous.

5.1           Confirmation and Effect. The provisions of the Credit Agreement (as amended by this First Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this First Amendment, and this First Amendment shall not constitute a waiver of any provision of the Credit Agreement or any other Loan Document. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

5.2           Ratification and Affirmation of Credit Parties. Each of the Credit Parties hereby expressly (i) acknowledges the terms of this First Amendment, (ii) ratifies and affirms its obligations under the Loan Documents to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Loan Documents to which it is a party, (iv) agrees, with respect to each Credit Party that is a Guarantor, that its Guarantee under the Guarantee Agreement remains in full force and effect with respect to the Obligations as amended hereby, (v) represents and warrants to the Lenders and the Administrative Agent that each representation and warranty of such Credit Party contained in the Credit Agreement and the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof and after giving effect to the amendments set forth in Section 2 hereof except (A) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (B) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects, (vi) represents and warrants to the Lenders and the Administrative Agent that the execution, delivery and performance by such Credit Party of this First Amendment are within such Credit Party’s corporate, limited partnership or limited liability company powers (as applicable), have been duly authorized by all necessary action and that this First Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (vii) represents and warrants to the Lenders and the Administrative Agent that, after giving effect to this First Amendment, no Event of Default exists.

5.3           Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by fax or electronic transmission (e.g. “.pdf”) shall be effective as delivery of a manually executed original counterpart hereof.

5.4           No Oral Agreement. This written First Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties that modify the agreements of the parties in the Credit Agreement and the other Loan Documents.

5.5           Governing Law. This First Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

5.6           Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

5.7           Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.8           Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Signature Pages Follow.]

The parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

BORROWER:	BONANZA CREEK ENERGY, INC.

	By:	/s/ Brant H. DeMuth
	Name:	Brant H. DeMuth
	Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT – BONANZA CREEK ENERGY, INC.]

GUARANTORS:	BONANZA CREEK ENERGY OPERATING COMPANY, LLC

	By:	/s/ Cyrus D. Marter IV
	Name:	Cyrus D. Marter IV
	Title:	President

HOLMES EASTERN COMPANY, LLC

	By:	/s/ Cyrus D. Marter IV
	Name:	Cyrus D. Marter IV
	Title:	President

ROCKY MOUNTAIN INFRASTRUCTURE, LLC

	By:	/s/ Cyrus D. Marter IV
	Name:	Cyrus D. Marter IV
	Title:	President

[Signature Page to First Amendment to Credit Agreement – Bonanza Creek Energy, Inc.]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Darren Vanek
Name:	Darren Vanek
Title:	Authorized Officer

[Signature Page to First Amendment to Credit Agreement – Bonanza Creek Energy, Inc.]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement – Bonanza Creek Energy, Inc.]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement – Bonanza Creek Energy, Inc.]

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Christopher Kuna
Name:	Christopher Kuna
Title:	Senior Director

[Signature Page to First Amendment to Credit Agreement – Bonanza Creek Energy, Inc.]

BMO HARRIS FINANCING, INC.,
as a Lender

By:	/s/ Hill Taylor
Name:	Hill Taylor
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement – Bonanza Creek Energy, Inc.]

CITIBANK, N.A.,
as a Lender

By:	/s/ Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement – Bonanza Creek Energy, Inc.]

TRUIST BANK (as successor by merger to SunTrust Bank),
as a Lender

By:	/s/ Arize Agumadu
Name:	Arize Agumadu
Title:	Director

[Signature Page to First Amendment to Credit Agreement – Bonanza Creek Energy, Inc.]

BBVA USA,
as a Lender

By:	/s/ Gabriela Azcarate
Name:	Gabriela Azcarate
Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement – Bonanza Creek Energy, Inc.]

BOKF, N.A. DBA BANK OF OKLAHOMA,
as a Lender

By:	/s/ Guy C Evangelista
Name:	Guy C Evangelista
Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement – Bonanza Creek Energy, Inc.]

FIFTH THIRD BANK,
as a Lender

By:	/s/ Jonathan Lee
Name:	Jonathan Lee
Title:	Director

[Signature Page to First Amendment to Credit Agreement – Bonanza Creek Energy, Inc.]

THE HUNTINGTON NATIONAL BANK,
as a Lender

By:	/s/ Steven Hoffman
Name:	Steven Hoffman
Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement – Bonanza Creek Energy, Inc.]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Mark E. Thompson
Name:	Mark E. Thompson
Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement – Bonanza Creek Energy, Inc.]

SCHEDULE 1.1

APPLICABLE MARGIN

	Commitment Utilization Grid
	Level I	Level II	Level III	Level IV	Level V
Commitment Utilization Percentage	<25%	≥25% <50%	≥50% <75%	≥75% <90%	≥90%
Eurodollar Revolving Credit Loans	2.00%	2.25%	2.50%	2.75%	3.00%
Letters of Credit	2.00%	2.25%	2.50%	2.75%	3.00%
ABR Revolving Credit Loans	1.00%	1.25%	1.50%	1.75%	2.00%
Commitment Fee Rate	0.50%	0.50%	0.50%	0.50%	0.50%

Schedule 1.1-1